SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment

No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2002
R. R. DONNELLEY & SONS COMPANY
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identificaiton No.)
77 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note: This Form 8-K/A amends the Form 8-K, dated May 1, 2002, of R.R. Donnelley & Sons Company to reflect the fact that, as anticipated, Arthur Andersen LLP completed its review of the financial statements of the Company for the fiscal quarter ended March 31, 2002 which were issued in conjunction with the May 15, 2002 filing by the Company of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002. Accordingly, the change in auditors became effective on May 15, 2002.

Item 4. Changes in Registrant’s Certifying Accountant.

On April 29, 2002, the Board of Directors of the Company, upon recommendation of its Audit Committee, determined to dismiss the Company’s independent auditors, Arthur Andersen, and to engage the services of Deloitte & Touche LLP as its new independent auditors. The change in auditors became effective on May 15, 2002 following completion by Arthur Andersen of its review of the financial statements of the Company for the fiscal quarter ended March 31, 2002, which were issued May 15, 2002 in conjunction with the filing by the Company of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002. Deloitte & Touche will audit the financial statements of the Company for the fiscal year ending December 31, 2002.

During the two most recent fiscal years of the Company ended December 31, 2001 and 2000, and the subsequent interim period through May 15, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 and 2000 or within the interim period through May 15, 2002.

The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1.

During the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 15, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.	R. DONNELLEY & SONS COMPANY

Date: May 15, 2002
By: /s/ Virginia L. Seggerman
Virginia L. Seggerman
Vice President & Controller

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EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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